                               CONSENT OF EXPERTS

I hereby consent to the incorporation by reference of the information contained in the Annual Information Form of Kinross Gold Corporation ("Kinross") dated May 8, 2003 and the Annual Report on Form 40-F of Kinross for the year ended December 31, 2002, which Kinross used or directly quoted from my report dated April 4, 2003, in preparing summaries, include ore reserve and mineral estimates, in the Annual Report relating to the Fort Knox and True North Deposits into this Registration Statement on Form S-8.


By:    /s/ Victor J. Miller, P.E./
       ---------------------------
         Victor J. Miller, P.E.
Title:   Senior Planning Engineer

Date: September 17, 2003